Life On Earth, Inc. Closes Acquisition of “The Giant Beverage Company, Inc.”

Acquisition More Than Doubles Company’s Revenues

NEW YORK, NY- April 30, 2018- Life On Earth, Inc. (OTCQB: LFER) (the “Company” or “Life on Earth”), a brand accelerator company in the healthier and functional beverage and snack industry announced today that it has closed the acquisition of The Giant Beverage Company, Inc. (Giant). The Company expects the acquisition to increase its revenues by over 100% on an annual basis and be EBITDA accretive within a quarter thereafter. Life On Earth’s portfolio in the alternative and functional beverage category will now benefit from the Company’s own Direct Store Delivery (“DSD”) systems in California (Northern CA) and New York (New York City and Metropolitan Region).

“This acquisition marks a significant milestone in our Company’s history and it’s the third acquisition we have closed in the past 18 months, “said Chairman and Chief Executive Officer, Mr. Fernando Oswaldo Leonzo. “During this period, we have grown from $200,000 in annual revenues to over $7 Million with plans for meaningful organic growth, as we consolidate overlapping infrastructure, add additional brands and leverage each brands’ already established relationships. As with our previous acquisitions, this transaction further supports our strategic initiative by adding scale in key markets by introducing new capabilities while enhancing our ability to grow our proprietary business with new and existing clients. We are confident that we have the right people, products and infrastructure to drive meaningful top and bottom line growth, as we strive to position the company for an up-listing, to a primary exchange, in our next fiscal year (‘19) which begins on June 1st 2018,” he continued.

“On an operational level, we can now receive shipments of our Victoria’s Kitchen brand and its related SKUs, that we have been developing,” said John Romagosa, Life On Earth’s President.  “We are also expanding distribution of our GRAN NEVADA™ products in New York City, as we improve our current portfolio with better quality and healthier alternatives, including our exclusive brands such as Hemp2O™ and other potential brand acquisitions. Our industries’ best seasons for forward growth are upon us and we are now strategically positioned to expand revenue and cash flow.  The timing of these recent transactions is optimal, allowing for Life On Earth to double (or triple) the size and scale of our operations.” he continued.

The Company has filed a Form 8-K with the US Securities Exchange Commission “SEC”) in conjunction with this press release and readers can view the full filing on the SEC website or the Company’s Investor Relations section of LFER’s website. Visit: www.lifeonearthinc.com

About Life On Earth, Inc.

Life on Earth, Inc. (“Life on Earth” or the “Company”), a "Naturally Better Way" consumer-based and brand accelerator is a dynamic and innovative all-natural consumables products company focused, but not limited to the beverage and snack industry. The Company has established a unique business model focused on building brands within the alternative beverage and snack space. The Company’s brand model is complimented by its strong distribution subsidiaries Energy Source Distributors, Inc. (“ESD”) in California and The Giant Beverage Company, Inc. (“Giant”) in the New York City Metropolitan area. The growth of “game changing” marketing applications, human capital resources and follow-on investments will help Life on Earth deliver a fully integrated platform for the emerging and functional brand category that are good for its consumers as well as the environment.

Visit: www.lifeonearthinc.com

SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. (“Life on Earth” or the “Company”) its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements including those relating to the Company’s financing being adequate for the Company to close this acquisition, being able to place its products in the retail stores, to launch its growth and expansion plans among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth’s filings with the Securities and Exchange Commission at www.sec.gov.

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